EXHIBIT 4.1


                                                             CONFORMED COPY


                                   AMENDMENT dated as of July 15, 1996
                              (this "Amendment"), to the Credit Agreement dated as of June 30, 1995 (as amended and in effect prior to the Effective Date (as defined below), the "Credit Agreement"), among P.T. FREEPORT INDONESIA COMPANY, a limited liability company organized under the laws of the Republic of Indonesia and also domesticated in Delaware ("FI"), FREEPORT-McMoRan COPPER & GOLD INC., a Delaware corporation ("FCX"), the undersigned financial institutions (collectively, the "Banks"), FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association, as trustee under the FI Trust Agreement (in such capacity, the "FI Trustee") and as security agent for the Banks (in such capacity, the "Security Agent") under the FI Security Documents (as defined in the Credit Agreement), CHEMICAL BANK, a New York banking corporation ("Chemical"), as administrative agent for the Banks (in such capacity, the "Administrative Agent") and as collateral agent for the Banks and certain other lenders (in such capacity, the "FCX Collateral Agent") under the FCX Pledge Agreements (as defined in the Credit Agreement), and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association ("Chase"), as documentary agent for the Banks (in such capacity, the "Documentary Agent"; the Administrative Agent, the Security Agent, the FCX Collateral Agent and the Documentary Agent being collectively referred to herein as the "Agents"). Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Credit Agreement.

                         Pursuant to the terms of the Credit Agreement, the
               FI Obligations are guaranteed by FCX. The guarantee is secured by the FCX Pledge Agreements. FCX and FI have requested that the Banks agree to amend the Credit Agreement in various respects and release the pledge under the FCX Pledge Agreements and, in connection therewith, terminate and discharge the FCX Pledge Agreements and, subject to the consent of all applicable secured parties thereunder, the FCX Intercreditor Agreement; the Banks have advised FCX and FI that they are willing to do so, on the terms and subject to the conditions hereinafter set forth. The parties hereto accordingly wish to enter into this Amendment to, among other things, (i) reflect the release of the pledge of the

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               Collateral (as defined in the FCX Pledge Agreements),
               (ii) terminate and discharge the FCX Pledge Agreements and the FCX Intercreditor Agreement, (iii) reduce the Commitment Fees and the Applicable Margin in respect of LIBO Rate Loans, (iv) increase the Total Commitment and restructure all outstanding loans and Commitments under the Credit Agreement and (v) effect the other amendments to the Credit Agreement hereinafter set forth.

                         Accordingly, FI, FCX, the FI Trustee, the Banks
               and the Agents agree as follows:

                         SECTION 1. Amendments to the Credit Agreement. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

                    (a) The first recital to the Credit Agreement is hereby amended by changing the reference therein from "$200,000,000" to "$450,000,000".

                    (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

                         (i) "Additional Infrastructure Assets"  means non-
                    mining assets, other than Block B Assets, transferred, sold, pledged, encumbered or otherwise disposed of by FI, in each case in accordance with the terms of this Agreement, in connection with the Additional Infrastructure Projects.

                        (ii) "Additional Infrastructure Basket" has the
                    meaning assigned to such term in paragraph (y) of
                    Section 5.2(c).

                       (iii) "Additional Infrastructure Documents" means
                    the agreements and other documents (whether now existing or hereafter entered into) governing the Additional Infrastructure Transactions.

                        (iv) "Additional Infrastructure Projects" means future infrastructure projects of FI involving Additional Infrastructure Assets that are not otherwise included in the definitions of New Infrastructure Projects or Block B Projects.

                         (v) "Additional Infrastructure Transactions" means the transactions in connection with the

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                    implementation, financing and operation of the
                    Additional Infrastructure Projects, as contemplated by Additional Infrastructure Documents.

                        (vi) "Block A Operations and Assets" means the existing and future mining, concentration, processing, transportation, delivery and related operations (and assets used in connection therewith) in respect of FI Product obtained or provided from Contract Area Block A (as defined in the Contract of Work).

                       (vii) "Block B Assets" means assets now owned or hereafter acquired and utilized in connection with the development and exploitation of Contract Area Block B (as defined in the Contract of Work), including with respect to mining, concentrating, processing, transportation, delivery and related operations (and assets used in connection therewith) in respect of FI Product obtained or provided from Contract Area Block B, but such term shall not in any event include Block A Operations and Assets.

                      (viii) "Block B Conditions" means, with respect to
                    Block B Debt or Block B Projects including, but not limited to, transfers or dispositions of Block B Assets or Liens on Block B Assets relating thereto, the following conditions:

                              (X) any such Block B Debt is Non-Recourse
                         Debt to FI, FCX and the Restricted Subsidiaries except as to the Block B Assets (and income relating thereto) and except as otherwise permitted by Section 5.2(g)(xii); and

                              (Y) any Block B Project relating to any such
                         Block B Assets or Block B Debt shall not (1) make use of any assets that constitute ore that were originally extracted from or located in Contract Area Block A or (2) unless Banks holding 51% of the Commitments otherwise consent in writing, make any other use of the Block A Operations and Assets; provided however that such Bank consent shall not be required with respect to any such use of Block A Operations and Assets relating solely to (i) shipping, (ii) storage or warehouse facilities that are not used for storage of FI Product, (iii) emergency-related uses, (iv) the administration or management of Contract Area

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                         Block A or (v) infrastructure projects involving
                         Contract Area Block A, which use, either in cases requiring the consent of Banks holding 51% of the Commitments or in cases involving clauses (i) through (v) above, has been approved in writing by the Administrative Agent as not, in the sole discretion of the Administrative Agent, impairing or adversely affecting the FI Collateral and Rights relating to the Block A Operations and Assets (and in cases requiring the consent of Banks holding 51% of the Commitments or in cases involving clauses (i) through (v) above, the Administrative Agent shall have received an opinion of counsel to FI reasonably satisfactory to the Administrative Agent to such effect and as to the non-recourse nature of the Block B Debt); provided further, that (x) temporary, de minimis usage of Block A Operations and Assets that would not in any way adversely affect the development, exploitation or operations relating to Block A Operations and Assets or the FI Collateral and Rights and (y) usage of Block A Operations and Assets that FI has reasonably determined to be surplus (i.e., not required for the scheduled production of year-end 1994 10-K ore reserves referred to on Schedule VII) shall be permitted without the approval of the Administrative Agent or the Banks. Notwithstanding the foregoing, it is understood that any usage by FCX, FI and any Restricted Subsidiary of non-mining assets in connection with any Block B Project shall be permissible without the consent of the Administrative Agent or the Banks so long as such usage would not in any way adversely affect the scheduled production of year-end 1994 10-K ore reserves or the FI Collateral and Rights and so long as FCX, FI or such Restricted Subsidiary has determined that such usage is in its best interest.

                        (ix) "Block B Debt" means Debt incurred for the purpose of developing or exploiting Contract Area Block B or acquiring or financing Block B Assets.

                         (x) "Block B Project" means any project or
                    transaction, including but not limited to any joint venture, investment, sale, transfer or leasing of

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                    assets, sale leaseback transaction or financing, which
                    involves the development or exploitation of Contract Area Block B or the acquisition, financing or disposition of Block B Assets, and shall include all contracts and agreements relating to any such project or transaction.

                        (xi) "July 1996 CDF Amendment" shall mean the amendment dated as of July 15, 1996 to this Agreement.

                        (xii) "July 1996 FI Amendment" shall mean the amendment dated as of July 15, 1996 to the FI Credit Agreement.

                       (xiii) "New Infrastructure Assets" means non-mining
                    assets transferred, sold, pledged, encumbered or otherwise disposed of by FI, in each case in accordance with the terms of this Agreement, in connection with the New Infrastructure Projects.

                      (xiv) "New Infrastructure Documents" means the
                    agreements and other documents (whether now existing or hereinafter entered into) governing the New
                    Infrastructure Transactions.

                       (xv) "New Infrastructure Projects" means the infrastructure projects of FI involving New
                    Infrastructure Assets relating to waste water facilities, the limestone joint venture, the coal power plant, the cattle joint venture and the G-III aircraft, each as generally described on Schedule III to the July 1996 CDF Amendment.

                        (xvi) "New Infrastructure Transactions" means the transactions in connection with the implementation, financing and operation of the New Infrastructure Projects, as contemplated by New Infrastructure Documents.

                       (xvii) "1995 Form 10-K" has the meaning assigned to such term in Section 4.1(e).

                      (xviii) "Non-Recourse Debt" means, with respect to
                    any Person and its assets, Debt the obligees of which will not have, directly or indirectly, recourse (including by way of any Guarantee or other undertaking, agreement or instrument that would constitute Debt) for repayment of the principal, premium (if any), and interest on such Debt or any

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                    fees, indemnities, expense reimbursements or other
                    amounts of whatever nature accrued or payable in connection with such Debt against any assets of such Person other than pursuant to any pledge of specified assets of such Person.

                    (c) Section 1.1 of the Credit Agreement is hereby further amended by substituting the following modified defined terms for the equivalent defined terms that presently appear in such Section:

                         (i)  "Loan Documents" means the Amendment
                    Agreement, the Corporate Group Facilities, the Corporate Group Notes, the FI Intercreditor Agreement, the FI Security Documents and all other agreements, certificates and instruments now or hereafter entered into in connection with any of the foregoing, in each case as amended and modified from time to time.

                        (ii) "Net Proceeds Transactions" means any sales, transfers, distributions or other dispositions (including by merger or consolidation) of assets or properties (including any capital or other equity interests) owned by FI or its Restricted Subsidiaries, but excluding (a) the ALatieF Transaction, the PFT Transaction, the P&O Transaction, the Airfast Transaction, the New Infrastructure Transactions and the Additional Infrastructure Transactions, (b) sale and leaseback transactions permitted by
                    Section 5.2(g)(vi), (c) dispositions of obsolete or worn-out property or real estate not used or useful in its or their business, (d) permitted transfers of assets from FCX or FI to a Restricted Subsidiary or from a Restricted Subsidiary to FCX or FI or another Restricted Subsidiary, (e) sales or other dispositions of Nonrestricted Subsidiaries or interests therein,
                    (f) sales or other dispositions by Nonrestricted Subsidiaries of their assets, (g) direct sales of equity by FI or a Restricted Subsidiary of FI,
                    (h) sales of accounts receivable, (i) transfers of assets pursuant to permitted sale and leaseback transactions, (j) the granting of the RTZ Interests to PT-RTZ as contemplated by the Participation Agreement and (k) sales or other dispositions of Block B Assets in transactions satisfying the Block B Conditions.

                        (iii) "Specified Documents" mean the Airfast Documents, the ALatieF-FI Documents, the Caterpillar Documents, the PFT Documents, the P&O Documents, the

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                    New Infrastructure Documents and the Additional
                    Infrastructure Documents.

                         (iv) "Specified Obligations" mean the Airfast Obligations, the ALatieF-FI Obligations, the Caterpillar Obligations, the PFT Obligations, the P&O Obligations and all obligations of FCX, FI or any Restricted Subsidiary (including, without limitation, as appropriate, in respect of take-or-pay contracts and Capitalized Lease Obligations) relating to the New Infrastructure Projects and the Additional Infrastructure Projects.

                        (v) "Specified Transactions" mean the Airfast Transaction, the ALatieF-FI Transaction, the
                    Caterpillar Transaction, the PFT Transaction, the P&O Transaction, the New Infrastructure Transactions and the Additional Infrastructure Transactions.

                    (d) Section 1.1 of the Credit Agreement is hereby further amended by deleting the following defined terms that presently appear in such Section:

                         (i) "1994 Form 10-K";

                        (ii) "Waste Water";

                       (iii) "Waste Water Assets";

                        (iv) "Waste Water Documents";

                         (v) "Waste Water Obligations"; and

                        (vi) "Waste Water Transaction".

                    (e) Section 1.1 of the Credit Agreement is hereby further amended by:

                         (i) amending the definition of "Applicable Margin"
                    by substituting a revised Schedule I to the Credit Agreement that shall read in its entirety as set forth on Schedule I to this Amendment; and

                        (ii) amending the definition of "Nonrestricted
                    Subsidiaries" by adding the following words immediately after the words "FCX may (x)" in the last sentence of such definition:

                              "at any time other than when a Default or an

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                         Event of Default has occurred and is continuing or
                         would exist after giving effect to such
                         declaration,".

                    (f) Section 4.1(b) of the Credit Agreement is hereby amended by deleting from clause (ii) (C) the words "the FCX Pledge Agreements and".

                    (g) Section 4.1(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

                         "(c) Governmental Approvals. (i) Except for those consents, approvals and registrations of, or actions by, any Governmental Authority (individually, a "Requisite Approval" and collectively, the "Requisite Approvals") which have been obtained and are in full force and effect, no Requisite Approval is or will be required in connection with (A) the execution and delivery by either Borrower of this Agreement or any other Loan Document to which it is, or is to be, a party, (B) the performance by either Borrower of this Agreement or any other Loan Document to which it is, or is to be, a party (other than performance related to borrowings hereunder or thereunder by FI) or (C) the borrowings hereunder by FCX.

                              (ii) Except for Requisite Approvals which
                         will have been obtained by FI and be in full force and effect on the FI Funding Date, no Requisite Approval or other action by, any Governmental Authority is or will be required in connection with the borrowings hereunder by FI.

                              (iii) Other than routine authorizations,
                         permissions or consents which are of a minor nature and which are customarily granted in due course after application or the denial of which would not materially adversely affect the business, financial condition or operations of either Borrower, such Person has all franchises, licenses, certificates, authorizations, approvals or consents from all national, state and local governmental and regulatory authorities required to carry on its business as now conducted and as proposed to be conducted.".

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                    (h)  Section 4.1(e) of the Credit Agreement is hereby
               amended by:

                         (i) deleting each reference therein to
                    "December 31, 1993 and 1994" and substituting in lieu thereof a reference to "December 31, 1994 and 1995";

                        (ii) deleting each reference therein to
                    "December 31, 1994" and substituting in lieu thereof a reference to "December 31, 1995";

                       (iii) deleting the parenthetical "(the '1994 Form
                    10-K')" and substituting in lieu thereof the parenthetical "(the '1995 Form 10-K')"; and

                        (iv) deleting each reference therein to "March 31,
                    1995" and substituting in lieu thereof a reference to "March 31, 1996".

                    (i) Section 4.1(f) of the Credit Agreement is hereby amended by:

                         (i) deleting the reference therein to "1994 Form
                    10-K" and substituting in lieu thereof a reference to "1995 Form 10-K,"; and

                        (ii) deleting the words immediately following such
                    reference to the "1995 Form 10-K" through and including the words "delivered to the Banks," in such Section.

                    (j) Section 4.1(g) of the Credit Agreement is hereby amended by:

                         (i) adding the following phrase at the beginning
                    of the second sentence:

                         "Other than routine authorizations, permissions or
                    consents which are of a minor nature and which are customarily granted in due course after application or the denial of which would not materially adversely affect the business, financial condition or operations of FI,";

                        (ii) adding the words "in the case of FCX, FI and
                    their Restricted Subsidiaries," immediately after the word "reserves)," in the first sentence thereof; and

                       (iii) adding the word "Restricted" immediately
                    after the words "or the respective" in the first

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                    sentence thereof.

                    (k) Section 4.1(m) of the Credit Agreement is hereby
               amended by adding the words "and, in the case of FI and its Restricted Subsidiaries, Liens permitted by
               Section 5.2(d)(vi)" immediately after the words
               "Section 4.1(o)" contained in the parenthetical in the second sentence thereof.

                    (l) Section 4.1(o) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety.

                    (m) Section 5.1(f) of the Credit Agreement is hereby amended by deleting the word "Subsidiaries" in the second line thereof and substituting in lieu thereof the words "ERISA Affiliates".

                    (n) Section 5.l(h) of the Credit Agreement is hereby amended by:

                         (i) deleting paragraph (ii) thereof in its
                    entirety;

                        (ii) deleting the symbol "(i)" relating to the
                    first paragraph thereof and ending such paragraph immediately following the words "Section 8.1(j)"; and

                       (iii) adding the words "to Liens expressly
                    permitted by Section 5.2(d) and" immediately following the words "subject only".

                    (o) Section 5.1(k) of the Credit Agreement is hereby amended by:

                         (i) adding the words "for the first time" in
                    clause (ii) thereof immediately prior to the words "be a Major Concentrate Sales Agreement";

                        (ii) adding the words "(together with the original Concentrate Sales Agreement that is the subject of such amendment, waiver or supplement)" in clause (ii) thereof immediately prior to the phrase ", in each case"; and

                       (iii) adding immediately following the word
                    "thereof" at the end of clause (ii) thereof a new clause (iii) that reads in its entirety as follows:

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                              ", and (iii) promptly notify the
                         Administrative Agent and the FI Trustee of any material default under a Major Concentrate Sales Agreement of which it has knowledge.".

                    (p) Section 5.1(l) of the Credit Agreement is hereby amended to read as follows:

                         "(l)  Protection of Contract Rights.  FI will not
                    terminate, suspend, amend or grant waivers of any provisions of any of the Assigned Agreements without the prior written consent of the Required Banks; provided, however, that FI may amend or waive provisions in any Concentrate Sales Agreement or, in the ordinary course of business and so long as no Default or Event of Default shall have occurred and be continuing hereunder, terminate any Concentrate Sales Agreement, so long as such amendment, waiver or termination will not materially adversely affect the business, financial condition or operations of FI or any rights of the FI Trustee or the Banks. Upon the request of the Administrative Agent or the FI Trustee, FI will promptly provide the Administrative Agent or the FI Trustee, as the case may be, with access to FI's books, records and offices for the purpose of permitting the Administrative Agent or the FI Trustee to inspect and review any amendments, waivers or supplements to, or terminations of, any Concentrate Sales Agreement and make copies thereof. If a Default or Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent or the FI Trustee, FI will provide the Administrative Agent or the FI Trustee, as the case may be, with copies of any such amendments, waivers, supplements or terminations. FI shall take all steps necessary or advisable to protect its rights (and the rights of the FI Trustee) under the Assigned Agreements.".

                    (q) Section 5.1(n) of the Credit Agreement is hereby amended by deleting the phrases "the FCX Pledge Agreements and" and "and the FCX Pledge Agreements" from the first sentence thereof.

                    (r) Section 5.2(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

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                              "(a) Conflicting Agreements.  FCX, FI and the
                         Restricted Subsidiaries shall not enter into any agreement with any Person containing any provision which would (i) be violated or breached by the performance of their obligations under any Loan Document or under any instrument or document delivered or to be delivered by them hereunder or thereunder or in connection herewith or therewith,
                         (ii) prohibit or restrict FI and the other
                         Restricted Subsidiaries in the payment of dividends or other distributions or (iii) except as provided in this clause (iii) and in the second sentence of this paragraph 5.2(a), prohibit or restrict the ability of FCX, FI and the other Restricted Subsidiaries to create Liens on any of their assets (other than as provided in Sections
                         7.2.5 and 7.3 of the Participation Agreement and other than on assets which are subject to Liens permitted pursuant to paragraphs (i) (with respect to such required margin deposits only), (ii),
                         (iii), (iv), (vi), (vii), (ix), (x), (xi) and
                         (xii) of Section 5.2(d) and extensions and renewals and replacements thereof to the extent permitted pursuant to Section 5.2(d)(xiii)). Notwithstanding the limitations set forth in the immediately preceding sentence, FCX, FI and any other Restricted Subsidiary and any special purpose issuing Restricted Subsidiary of FCX may, in connection with the placement or issuance of additional Debt (and any refinancings or replacements of or exchanges for such additional
                         Debt), enter into agreements containing a covenant prohibiting or restricting its ability to grant or create a Lien on any of its assets unless the holders of such Debt share equally and ratably in such Lien, provided that (x) such covenant does not apply to any Lien which is in effect, or which may be granted, pursuant to any Loan Document existing on the date of original placement or issuance of such additional Debt, (y) the placement or issuance of such additional Debt does not contravene any other provision of any Loan Document including, without limitation, Section 5.2(b) of this Agreement and (z) the terms of such covenant are approved by the Agents.".

                    (s) Section 5.2(c) of the Credit Agreement is hereby amended by:

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                         (i) deleting from clause (B)(v) thereof the words
                    "a Borrower", and substituting in lieu thereof a reference to "FI";

                        (ii) deleting the words "any Restricted Subsidiary"
                    in clause (B)(v) and substituting in lieu thereof the words "any of its Restricted Subsidiaries";

                       (iii) adding a new paragraph (v) immediately prior
                    to paragraph (w) that reads in its entirety as follows:

                              "(v) FCX, FI and the Restricted Subsidiaries
                         may transfer and dispose of Block B Assets in transactions satisfying the Block B Conditions;";

                         (iv) amending paragraph (y) to read as follows:

                              "(y) FI and the Restricted Subsidiaries may
                         engage in sale and leaseback transactions
                         (including sale and leaseback transactions which initially take the form of a purchase money transaction in that title to the equipment passes through FI or a Restricted Subsidiary prior to being held by the lessor in the sale and leaseback transaction) for assets with a cumulative aggregate fair market value not in excess of $50,000,000 and FI may consummate (1) the transfer of the remaining PFT Assets and ALatieF-FI Assets as required by the PFT Documents and the ALatieF-FI Documents, respectively, (2) the transfer or disposition in respect of Contract Area Block B referred to in Section 8.1(j) subject to the conditions precedent thereto set forth in
                         Section 8.1(j), (3) the transfer or disposition of New Infrastructure Assets solely in connection with the New Infrastructure Projects; provided that, immediately after giving effect to any such transfer or disposition, the cumulative aggregate value (based on the higher of fair market or book value at the time of transfer or encumbrance) of all New Infrastructure Assets so transferred or disposed of, or which are pledged or otherwise encumbered in connection with New Infrastructure Projects, does not exceed $375,000,000 and (4) the transfer or disposition of Additional Infrastructure Assets solely in connection with

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                         Additional Infrastructure Projects; provided that
                         any such transfer or disposition pursuant to this clause (y)(4) shall be permitted only to the extent that, immediately after giving effect to such transfer or disposition, the cumulative aggregate fair market value (determined for any asset at the time of its transfer or encumbrance) of all Additional Infrastructure Assets which are transferred or disposed of pursuant to this clause (y)(4), or which are pledged or otherwise encumbered in connection with Additional Infrastructure Projects, does not exceed an amount equal to 10% of FCX's total consolidated assets reflected in its most recent audited consolidated balance sheet that has been delivered to the Banks pursuant to Section 5.1(a)(1) or, if such audited consolidated balance sheet has not yet been delivered to the Banks, in a certificate of a Financial Officer of FCX to the Administrative Agent certifying as to FCX's audited total consolidated assets (the "Additional Infrastructure Basket"); provided that, if upon receipt of the audited financial statements delivered pursuant to Section 5.1(a)(1), FI shall have transferred or disposed of Additional Infrastructure Assets in excess of 10% of FCX's total consolidated assets as reflected in such audited financial statements, then within 30 days of the delivery of such audited financial statements to the Banks, FI shall arrange for certain assets to be transferred back to it or for pledges of certain assets to be released in order that the condition set forth in the first provision of this clause (y)(4) shall be satisfied; and"; and

                        (v) amending paragraph (z) by deleting the words
                    "and by Section 5.2(r)" wherever they appear and the words "pledged pursuant to the FCX Pledge Agreements".

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                    (t)  Section 5.2(d) of the Credit Agreement is hereby
               amended by:

                         (i) deleting from paragraph (v) thereof the words
                    "Liens in favor of the Collateral Agent (for the equal and ratable benefit of the Lenders (as defined in the FCX Intercreditor Agreement) and the holders of the B.V. Notes as provided in the FCX Pledge Agreements, and";

                        (ii) amending paragraph (vi) thereof by adding the
                    following words at the end of such paragraph:

                         "and Liens on equity or debt investments in Third Parties owned by FI or a Restricted Subsidiary (which Lien in any case is limited to such pledged equity or debt investment) which secure Debt of Third Parties or other Third Party obligations (or Guarantees thereof); provided that such pledged investments were initially acquired in accordance with Section 5.2(l);";

                       (iii) amending paragraph (vii) thereof by:

                              (A) inserting the words "(other than
                         Additional Infrastructure Transactions and New Infrastructure Transactions)" immediately after the reference to "Specified Transactions" in paragraph (vii) clause (x); and

                              (B) amending paragraph (vii) clause (z) to
                         read in its entirety as follows:

                                   "to the extent permitted by
                              Section 5.2(g)(vi) pursuant to other sale and leaseback transactions entered into after the Closing Date.";

                        (iv) deleting the word "and" at the end of
                    paragraph (ix), redesignating paragraph (x) as paragraph (xiii) and adding new paragraphs (x), (xi) and (xii) to read as follows:

                              "(x) Liens on New Infrastructure Assets
                         (which Lien in any such case is limited to such New Infrastructure Assets) pursuant to Capitalized Lease Obligations arising under New Infrastructure Transactions or securing Debt which is Non-

                                           16

                         Recourse Debt of FI or a Restricted Subsidiary except as to such New Infrastructure Assets, provided that, the cumulative aggregate value (based on the higher of fair market or book value at the time of encumbrance or transfer) of all New Infrastructure Assets which are subject to such Liens or which have been transferred or disposed of pursuant to Section 5.2(c)(y)(3) does not exceed $375,000,000;

                              (xi) Liens on Additional Infrastructure
                         Assets (which Lien in any such case is limited to such Additional Infrastructure Assets) pursuant to Capitalized Lease Obligations arising under Additional Infrastructure Transactions or securing Debt which is Non-Recourse Debt of FI or a Restricted Subsidiary except as to such Additional Infrastructure Assets, provided that, immediately after any such Lien is granted or incurred, the cumulative aggregate fair market value (determined for any asset at the time of its encumbrance or transfer) of all Additional Infrastructure Assets which are subject to such Liens or which have been transferred or disposed of pursuant to
                         Section 5.2(c)(y)(4) does not exceed the Additional Infrastructure Basket;

                            (xii) Liens on Block B Assets securing Block B
                         Debt provided that such Liens and Block B Debt satisfy the Block B Conditions;"; and

                         (v) in redesignated paragraph (xiii) deleting the
                    reference to "and (ix)" and inserting in place thereof ", (ix), (x), (xi) and (xii)" and adding, immediately prior to the period at the end of such paragraph the following:

                              "and provided further, however, that any such
                         extension, renewal or replacement Lien relating to paragraph (xii) shall also satisfy the Block B Conditions (it being understood that any use of the Block A Operations and Assets previously approved by the Administrative Agent or Banks holding 51% of the Commitments, as the case may be, in connection with the predecessor Lien shall

                                       17

                         be deemed to have been approved to the same extent by such Banks for purposes of such extension, renewal or replacement Lien)".

                    (u) Section 5.2(g) of the Credit Agreement is hereby amended by:

                         (i) amending paragraph (ii) thereof to read in its
                    entirety as follows:

                              "(ii) the Specified Obligations, including ,
                         without limitation, the Capitalized Lease
                         Obligations and the take-or-pay contracts with respect to the PFT Assets, the ALatieF-FI Assets, the P&O Assets, the Airfast Assets, the New Infrastructure Assets and the Additional Infrastructure Assets;";

                        (ii) deleting from paragraph (vii) thereof the
                    words ", secured pursuant to the FCX Intercreditor Agreement by the FCX Pledge Agreements"; and

                       (iii) deleting the word "and" at the end of
                    paragraph (ix), redesignating paragraph (x) as paragraph (xii) and adding new paragraphs (x) and (xi) to read as follows:

                              "(x) Non-Recourse Debt of FCX, FI or a
                         Restricted Subsidiary secured solely by New
                         Infrastructure Assets or Additional Infrastructure Assets permitted to be pledged or encumbered under
                         Section 5.2(d)(x) or Section 5.2(d)(xi), respectively, and Debt of FI or its Restricted Subsidiaries secured solely by the pledged equity or debt investment in applicable Third Parties permitted to be pledged under Section 5.2(d)(vi); provided that any unsecured portion of such Debt is otherwise permitted by this Agreement;

                              (xi) Block B Debt of FCX, FI or a Restricted
                         Subsidiary, provided that such Block B Debt satisfies the Block B Conditions; and".

                                      18

                    (v) Section 5.2(h) of the Credit Agreement is hereby amended to read in its entirety as follows:

                         "(h)  Preferred Stock.  FCX, FI and the Restricted
                    Subsidiaries shall not voluntarily redeem any preferred stock issued by any of them except for common stock of the issuer (with cash for fractional shares); provided that FCX shall be permitted to deliver notices of redemption with respect to all or part of its 7% Convertible Exchangeable Special Preferred Stock and its Step-Up Convertible Preferred Stock and to make any cash redemption to be effected as a consequence thereof, so long as FCX reasonably believes at the time of the delivery of any such notice of redemption (based on the market trading values of the common stock of FCX or on standby underwriting arrangements with a nationally recognized underwriter) that substantially all of such preferred stock will be converted into, or refinanced with, common stock of FCX on or prior to the stated redemption date.".

                    (w) Section 5.2(j) of the Credit Agreement is hereby amended by:

                         (i) deleting from the first sentence thereof all
                    of the words after the phrase "interest in FI" and inserting a period immediately following such phrase; and

                        (ii) deleting from the second sentence thereof the
                    words ", except for the Liens of the FCX Pledge
                    Agreements".

                    (x) Section 5.2(l) of the Credit Agreement is hereby amended by:

                         (i) deleting each reference therein to
                    "$75,000,000" and substituting in lieu thereof a reference to "$150,000,000";

                        (ii) deleting the words "consummate the Waste Water
                    Transaction and"; and

                       (iii) adding the following immediately after the
                    last sentence thereof:

                              "Notwithstanding the foregoing, (i) FCX, FI

                                         19

                         and their Restricted Subsidiaries may also acquire debt or equity investments in Third Parties in consideration for transfers or sales to such Third Parties, in accordance with and as permitted by
                         Section 5.2(c), of New Infrastructure Assets, Additional Infrastructure Assets and Block B Assets, and such acquisitions will not be included in the calculation of the $150,000,000 annual limit provided for above and (ii) FCX, FI and their Restricted Subsidiaries may agree to restrictions on, or assignments of, the payment of dividends, distributions or interest payments (collectively, "Third Party Distributions") made in respect of investments in Third Parties made in accordance with the provisions of Section 5.2(d)(vi), and may agree to subordinate the payment of such Third Party Distributions to the payment of interest, dividends, distributions or other amounts to other investors in or lenders to such Third Parties, and such agreements will not be deemed to result in additional investments in such Third Parties or be taken into account in the calculation of the $150,000,000 annual limit provided for above, provided that any such Third Party Distributions, to the extent so assigned, are, promptly after being paid or received, transferred to the assignee thereof.".

                    (y) Section 5.2(n) of the Credit Agreement is hereby amended by:

                         (i) deleting the word "and" at the end of
                    clause (i) and inserting a comma in lieu thereof;

                         (ii) deleting the reference in clause (ii) to "FCX
                    Collateral Agent" and substituting in lieu thereof a reference to "FI Trustee";

                         (iii) deleting the period at the end of
                    clause (ii); and

                         (iv)  adding the following new clause (iii)
                    immediately after clause (ii) that reads in its entirety as follows:

                              "and (iii) transfers of Block B Assets in
                         accordance with Section 5.2(c)(v), transfers of New Infrastructure Assets in accordance with

                                       20

                         Section 5.2(c)(y)(3) and transfers of Additional Infrastructure Assets in accordance with Section 5.2(c)(y)(4).".

                    (z) Section 5.2(o) of the Credit Agreement is hereby amended by:

                         (i) adding the following words immediately after
                    the symbol (i):

                              "enter into any New Infrastructure Document
                         or Additional Infrastructure Document or any amendment or modification thereto or";

                        (ii) deleting the word "or" immediately after the
                    first parenthetical in clause (ii) and substituting a comma in lieu thereof;

                       (iii) deleting the words "or the Waste Water
                    Assets" in clause (iii) thereof and substituting in lieu thereof the following:

                              ", the New Infrastructure Assets or the
                         Additional Infrastructure Assets";

                        (iv) deleting the words "nor shall FCX and FI"
                    after the number "$125,000,000" in existing clause (iii)(y) and substituting in lieu thereof the words "; or (iv)"; and

                         (v) deleting the word "and" immediately after the
                    word "collateral)" in such newly designated clause (iv) and adding at the end of the current text thereof, immediately prior to the period, the following:

                              "and the transfer or pledge of New
                         Infrastructure Assets and Additional
                         Infrastructure Assets in connection with New
                         Infrastructure Projects and Additional
                         Infrastructure Projects, respectively, in each case to the extent not prohibited by the other provisions of this Agreement".

                    (aa) Section 5.2(p) of the Credit Agreement is hereby amended by:

                         (vi) adding the words ", or such Restricted
                    Subsidiary, as the case may be," immediately after the third and fourth references in clause (i) to

                                     21

                    "Borrower"; and

                        (vii) adding the following sentence at the end of
                    such Section 5.2(p):

                              "Notwithstanding the foregoing, (x) FCX, FI
                         or a Restricted Subsidiary may engage in the foregoing transactions with a Wholly-Owned Restricted Subsidiary and (y) a Wholly-Owned Restricted Subsidiary may engage in the foregoing transactions with another Wholly-Owned Restricted Subsidiary.".

                    (bb) Section 5.2(r) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the words "Intentionally Omitted".

                    (cc) Section 5.2 of the Credit Agreement is hereby amended by adding a new subsection 5.2(t) that reads in its entirety as follows:

                         "(t) Block B Projects.  None of FCX, FI or any of
                    their Restricted Subsidiaries shall permit any Block B Project to utilize any Block A Operations and Assets unless such Block B Project satisfies the Block B Conditions.".

                    (dd) Section 6.1(b) of the Credit Agreement is hereby amended by:

                         (i) amending paragraph (b)(ii) to read in its
                    entirety as follows:

                              "(ii) The Administrative Agent and the
                         Documentary Agent shall have received, on behalf of themselves and the Banks, a favorable written opinion of (I) the General Counsel of FCX,
                         (II) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for FCX and FI, (III) Ali Budiardjo, Nugroho, Reksodiputro, special Indonesian counsel to FI, and (IV) Mochtar, Karuwin & Komar, special Indonesian counsel for the Agents, in each case (A) in the form approved by the Agents and Cravath, Swaine & Moore, special counsel for the Agents, (B) dated the FI Funding Date, (C) addressed to the Agents and the Banks, and (D) covering such other matters relating to

                                           22

                         the July 1996 Amendment, the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Documentary Agent shall reasonably request, and the FCX and FI hereby instruct such counsel to deliver such opinions.";

                        (ii) amending paragraph (b)(iv) to read in its
                    entirety as follows:

                              "(iv) The Administrative Agent shall have
                         received (I) (a) as to FI, signed Certificates of the Secretary of State of the State of Delaware, dated reasonably near the FI Funding Date, listing the Certificate of Domestication and Certificate of Incorporation of FI (as certified by the Secretary or Assistant Secretary of FI in the certificate described in clause (II) below) as being on file in his office and stating that such documents are the only charter documents of FI on file in his office, that FI is duly incorporated and in good standing in the State of Delaware and has paid all franchise taxes required by law to be paid by FI to the date of his Certificate and (b) as to FCX, signed Certificates of the Secretary of State of the State of Delaware, dated reasonably near the FI Funding Date, listing the Certificate of Incorporation of FCX (as certified by the Secretary or Assistant Secretary of FCX in the certificate described in clause (II) below) as being on file in his office and stating that such document is the only charter document of FCX on file in his office, that FCX is duly incorporated and in good standing in the State of Delaware and has paid all franchise taxes required by law to be paid by FCX to the date of his Certificate; (II) a certificate of the Secretary or Assistant Secretary of FCX and FI dated the FI Funding Date and certifying (A) that there have not been any amendments since July 15, 1996 to any of
                         (X) (a) the Certificate of Domestication of FI,
                         (b) the Indonesian Articles of Association of FI or (c) the Certificate of Incorporation and By-Laws of FCX, as such documents are described in paragraphs 6(a)(i), (iii) and (vii), respectively, of the Fifth Amendment dated as of July 17, 1995 to the FI Credit Agreement (the "FI Fifth Amendment") and delivered to the Banks in connection therewith or (Y) the Certificate of

                                         23

                         Incorporation of FI as described in clause (I)(a) above or, if any of such documents have been amended since July 15, 1996, attaching a true and complete copy of such amendments, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of FCX and FI, and in the case of FI, concurred in by the Board of Commissioners, in connection with the July 1996 FI Amendment and the July 1996 CDF Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that neither the certificate of incorporation of FCX nor the certificate of domestication or incorporation of FI has been amended since the date of the last amendment thereto shown on each Certificate of the Secretary of State of the State of Delaware furnished pursuant to clause (I)(a) or (I)(b) above, as the case may be, and (D) as to the incumbency and specimen signature of each officer executing the July 1996 FI Amendment and the July 1996 CDF Amendment or any document delivered in connection therewith, including any amendments to the FI Security Documents, on behalf of FCX and FI;
                         (III) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (II) above; and (IV) such other documents as the Banks or Cravath, Swaine & Moore, counsel for the Agents, may reasonably request.";

                       (iii) amending paragraph (b)(vii) to read in its
               entirety as follows:

                              "(vii)  All Requisite Approvals (as defined
                         in Section 4.1(c)), including without limitation all approvals listed in Part II of Schedule IV, shall have been received in form and substance satisfactory to the Administrative Agent and the Documentary Agent and be in full force and effect."; and

                       (iv) adding thereto a new paragraph (b)(viii) that
                    reads in its entirety as follows:

                              "(viii) The FI Security Documents shall have
                         been amended in form and substance satisfactory to Mochtar, Karuwin & Komar, special Indonesian counsel to the Agents.".

                                        24

                    (ee)  Section 7.1 of the Credit Agreement is hereby
               amended by:

                         (i) deleting the text of paragraph (o) thereof in
                    its entirety and substituting in lieu thereof the words "Intentionally Omitted"; and

                        (ii) deleting the words "or the FCX Pledge
                    Agreements" immediately before the proviso in the last paragraph of Section 7.1.

                    (ff) Section 8.1(j) of the Credit Agreement is hereby amended by:

                         (i) deleting the text of clause (ii) thereof and
                    substituting in lieu thereof the words "[intentionally omitted]";

                        (ii) deleting the text of clause (iv)(y) thereof
                    and substituting in lieu thereof the following:

                              "to allow sales, transfers or other
                         dispositions, secured financings, capital leases and sale leaseback transactions and pledges of assets expressly permitted hereby, including without limitation, sales, transfers or pledges of Block B Assets, New Infrastructure Assets and Additional Infrastructure Assets"; and

                       (iii) adding the following sentence immediately
                    after the period at the end of such Section:

                              "It is understood and agreed that releases in
                         connection with clauses (iii) and (iv) of this
                         Section 8.1(j) shall not require any further consents by the Required Banks.".

                    (gg) Article VIII of the Credit Agreement is hereby further amended by deleting each reference to (and the surrounding text, if such text relates solely to "the FCX Collateral Agent", "the FCX Pledge Agreements" or "the FCX Intercreditor Agreement"): (i) "the FCX Collateral Agent",
               (ii) "the FCX Pledge Agreements" and (iii) the "FCX Intercreditor Agreement" therein.

                    (hh) Section 10.7 of the Credit Agreement is hereby amended by deleting from clause (iv) of paragraph (b) thereof the words "or the Collateral granted under the FCX

                                   25

               Pledge Agreements".

                    (ii) Section 10.17 of the Credit Agreement is hereby amended by designating the existing text as paragraph (a) and adding a new paragraph (b) to read as follows:

                         "(b) Notwithstanding anything to the contrary in
                    this Agreement, in the event the RTZ Transaction is for any reason abandoned or terminated prior to the RTZ Closing Date, the Agents and the Banks will, at the request of FCX and FI, promptly negotiate and agree on mutually satisfactory documentation, including amendments to the FI Trust Agreement and other FI Security Documents, to provide for the transfer of the Contract of Work to the FI Trustee to be held pursuant to the FI Trust Agreement and to provide the Agents and the Banks with substantially the same rights and benefits in respect of the Contract of Work as so transferred (subject to substantially the same limitations), in each case, in substantially the same manner as contemplated by the proposed amendments to the FI Security Documents anticipated to be entered into pursuant to paragraph (a) of this Section, as the same exist in draft form as of the date of the July 1996 CDF Amendment (subject to the approval of the Banks in accordance with the terms of the RTZ Amendment).".

                    (jj) Schedule II to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof a revised Schedule II that shall read in its entirety as set forth on Schedule II to this Amendment.

                    (kk) Part II of Schedule IV to the Credit Agreement is hereby amended to read as follows:

                         "Part II (FI Funding Date)


                          1. Letter signed by a duly authorized senior official of the Bank of Indonesia approving the Credit Agreement and the July 1996 CDF Amendment.

                         2. Ministry of Mines Confirmation of Consent; provided, that it is understood that the

                              Ministry of Mines Confirmation of Consent

                                         26

                              referred to in Part III of this Schedule IV has been obtained and will suffice to satisfy this requirement so long as the RTZ Closing Date occurs prior to the FI Funding Date. In the event that the RTZ Closing Date has not occurred prior to the FI Funding Date, a separate Ministry of Mines Confirmation of Consent will have to be obtained in order for FI to borrow hereunder".

                    (ll) Exhibits A-1 and A-2 to the Credit Agreement are
               amended by deleting such Exhibits in their entireties and substituting in lieu thereof revised Exhibits A-1 and A-2 in the form of Exhibits A-1 and A-2, respectively, to this Amendment.

                         SECTION 2. Representations and Warranties. Each of FCX and FI represents and warrants to the Administrative Agent and to each of the Banks that:

                         (a) Each of this Amendment, the Credit Agreement as amended by this Amendment (the "Amended Credit Agreement") and the Promissory Notes executed in connection with this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligations enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally, or by general principles of equity (whether enforcement is sought by proceedings in equity or at law).

                         (b) The representations and warranties set forth in Article IV of the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

                         (c) As of the date hereof, no Default or Event of Default has occurred and is continuing under the Amended Credit Agreement.

                                        27

                         SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the date that each of the following conditions shall have been satisfied (such date of effectiveness being the "Effective Date"):

                         (a) Receipt by Cravath, Swaine & Moore, special counsel for the Agents, of executed counterparts of this Amendment which, when taken together, bear the signatures of FI, FCX, the FI Trustee, the Agents and each Bank.

                         (b) The representations and warranties on the part of FCX and FI contained in Article IV of the Credit Agreement shall be true and correct in all material respects at and as of the Effective Date as though made on and as of such date.

                         (c) FCX and FI shall be in compliance with all the terms and provisions set forth in this Amendment and the Credit Agreement to be observed or performed on their part, and as of the Effective Date, no Event of Default nor any event which upon notice or lapse of time or both would constitute such an Event of Default shall have occurred and be continuing.

                         (d) All legal matters incident to this Amendment shall be satisfactory to the Banks, the Administrative Agent and Cravath, Swaine & Moore, special counsel for the Agents.

                         (e) Each of FCX and FI shall have delivered to the Administrative Agent, a duly executed Promissory
                    Note in favor of each Bank in the amount of such Bank's Commitment after giving effect to this Amendment, substantially in the form of Exhibit A-1 and Exhibit A-2 to this Amendment.

                         (f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by FCX or FI hereunder or under any Loan Document.

                         (g) FCX and FI shall have received the written consent of TCB, the Required FM Lenders, the Required FI Lenders, the Required CDF Lenders and the Required Pel-Tex Lenders (each as defined in the FCX

                                      28

                    Intercreditor Agreement in effect prior to the Effective Date) in connection with the consummation of the transactions contemplated by Section 8 hereof.

                         (h) The Administrative Agent shall have received on behalf of itself and the Banks a favorable written opinion of (i) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, counsel for FCX and FI, (ii) Ali Budiardjo, Nugroho, Reksodiputro, special Indonesian counsel for FI, (iii) Henry A. Miller, general counsel of FCX and (iv) Mochtar, Karuwin & Komar, special Indonesian counsel for the Agents, each dated the Effective Date and addressed to the Administrative Agent and the Banks, each in the form approved by the Agents and Cravath, Swaine & Moore, special counsel for the Agents. FCX and FI and, in the case of (iv) above, the Agents, hereby instruct such counsel to deliver such opinions.

                         (i) The Administrative Agent shall have received
                    (i) (a) as to FI, signed Certificates of the Secretary of State of the State of Delaware, dated reasonably near the Effective Date, listing the Certificate of Domestication and Certificate of Incorporation of FI (as certified by the Secretary or Assistant Secretary of FI in the certificate described in clause (ii) below) as being on file in his office and stating that such documents are the only charter documents of FI on file in his office, that FI is duly incorporated and in good standing in the State of Delaware and has paid all franchise taxes required by law to be paid by FI to the date of his Certificate and (b) as to FCX, signed Certificates of the Secretary of State of the State of Delaware, dated reasonably near the Effective Date, listing the Certificate of Incorporation of FCX (as certified by the Secretary or Assistant Secretary of FCX in the certificate described in clause (ii) below) as being on file in his office and stating that such document is the only charter document of FCX on file in his office, that FCX is duly incorporated and in good standing in the State of Delaware and has paid all franchise taxes required by law to be paid by FCX to the date of his Certificate; (ii) a certificate of the Secretary or Assistant Secretary of FCX and FI dated the Effective Date and certifying (A) that there have not been any amendments since July 17, 1995 to any of
                    (X) (a) the Certificate of Domestication of FI, (b) the Indonesian Articles of Association of FI or (c) the Certificate of Incorporation and By-Laws of FCX, as

                                       29

                    such documents are described in paragraphs 6(a)(i),
                    (iii) and (vii), respectively, of the Fifth Amendment dated as of July 17, 1995 to the FI Credit Agreement (the "FI Fifth Amendment") and delivered to the Banks in connection therewith or (Y) the Certificate of Incorporation of FI as described in clause (i)(a) above or, if any of such documents have been amended since the FI Fifth Amendment, attaching a true and complete copy of such amendments, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of FCX and FI, and in the case of FI, concurred in by the Board of Commissioners, authorizing the execution, delivery and performance of this Amendment, the Amended Credit Agreement, the Promissory Notes executed and delivered in connection with this Amendment, any amendments to the FI Security Documents that may be required in connection with the FI Funding Date, the FI Security Documents as amended by such amendments and the other Loan Documents and the borrowings under the Amended Credit Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that neither the certificate of incorporation of FCX nor the certificate of incorporation or domestication of FI has been amended since the date of the last amendment thereto shown on each Certificate of the Secretary of State of the State of Delaware furnished pursuant to clause (i)(a) or (i)(b) above, as the case may be, and
                    (D) as to the incumbency and specimen signature of each officer executing this Amendment or any document delivered in connection herewith on behalf of FCX and FI; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Banks or Cravath, Swaine & Moore, counsel for the Agents, may reasonably request.

                         (j) The Administrative Agent shall have received a
                    certificate, dated the Effective Date and signed by a Financial Officer of FCX and FI, confirming compliance with the conditions precedent set forth in paragraphs
                    (i) and (iii) of Section 6.2 of the Credit Agreement.

                         (k) No action shall have been taken by any
                    Governmental Authority which restrains or prevents or seeks to restrain or prevent, or imposes or seeks to impose materially adverse conditions upon the execution and delivery of this Amendment and the Promissory Notes

                                       30

                    executed in connection herewith or the performance of this Amendment, such Promissory Notes, the Credit Agreement as amended by this Amendment and the transactions contemplated hereby or thereby.

                         SECTION 4.  Increase in Aggregate of the

               Commitments under the Credit Agreement. (a) It is hereby acknowledged that, pursuant to the terms of this Amendment, the Total Commitment under the Credit Agreement is being increased from $200,000,000 to $450,000,000 (such aggregate amount being, a "Commitment Increase"), effective as of the Effective Date. The Commitment Increase will be implemented through the increase of the Commitments of one or more of the Banks (each such Bank that is willing to increase its Commitment hereunder being an "Increasing Bank") and the decrease of the Commitments of one or more of the Banks (each such Bank that is willing to reduce its Commitment hereunder being a "Reducing Bank"). If agreement is reached on or prior to the Effective Date with any Increasing Banks or Reducing Banks as to a commitment increase or a commitment reduction, as the case may be, the Commitments of such Increasing Banks and such Reducing Banks shall be, as of the Effective Date, the amounts set forth in Schedule II to this Amendment; provided that each Bank shall have delivered to the Administrative Agent within 30 Business Days of the Effective Date, its existing Promissory Notes of FCX issued under the Credit Agreement as in effect prior to the Effective Date. The Administrative Agent, upon receipt of such Promissory Notes from each Bank shall promptly deliver such Promissory Notes to FCX.

                         (b) On the Effective Date, the Administrative Agent shall record in the Register the relevant information with respect to each Increasing Bank and each Reducing Bank.
                Each Increasing Bank shall, before 2:00 P.M. (New York City time) on the Effective Date, make available to the Administrative Agent in New York, New York, in immediately available funds, an amount equal to the excess of (i) such Increasing Bank's ratable portion of the borrowings then outstanding (calculated based on its Commitment as a percentage of the Total Commitments outstanding after giving effect to the Commitment Increase) over (ii) such Increasing Bank's pro rata share of the borrowings then outstanding (calculated based on its Commitment (without giving effect to the Commitment Increase) as a percentage of the Total Commitments (without giving effect to the Commitment

                                   31

               Increase). After the Administrative Agent's receipt of such funds from each such Increasing Bank, the Administrative Agent will promptly thereafter cause to be distributed like funds to the Reducing Banks for their account in an amount to each Reducing Bank such that the aggregate amount of the outstanding borrowings owing to each Reducing Bank after giving effect to such distribution equals such Reducing Bank's pro rata share of the borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the Commitment Increase). Pursuant to Section 3.13 of the Credit Agreement, FCX and FI shall pay any losses any Bank may sustain or incur as a consequence of any Breakage Event that may occur in connection with or as a result of the transactions contemplated by this Amendment. Within one Business Day prior to the Effective Date, each of FI and FCX, at its own expense, shall execute and deliver to the Administrative Agent Promissory Notes payable to the order of each Increasing Bank and each Reducing Bank, dated as of June 30, 1995, in a principal amount equal to such Bank's Commitment after giving effect to such commitment increase or commitment reduction, as the case may be, substantially in the form of Exhibits A-1 and A-2, respectively, to this Amendment. The Administrative Agent, upon receipt of such Promissory Notes from FI and FCX, shall promptly deliver such Promissory Notes to the applicable Increasing Banks and Reducing Banks.

                         SECTION 5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which when taken together shall constitute but one instrument.

                         SECTION 6.  Limited Effect of Amendment.
               Section 1 hereof constitutes an amendment of the Credit Agreement effective as of the Effective Date. Except as, and until, expressly amended by such Section as of the Effective Date, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in effect prior to the Effective Date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Banks and the Agents under the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and

                                      32

               affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to in Section 1 hereof. As used in the Credit Agreement, the terms "Agreement" , "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Credit Agreement as amended by this Amendment.

                         SECTION 7. Receipt of Documents and Consent
               thereto. Each Bank acknowledges receipt of the Credit Agreement and each amendment thereto, including the Amendment Agreement dated as of April 1, 1996 relating to the RTZ Transactions (the "RTZ Amendment"). By countersigning this Amendment, each Bank confirms its consent and agreement to, and agrees to be bound by the terms of the RTZ Amendment.

                         SECTION 8. Termination of FCX Pledge Agreements
               and FCX Intercreditor Agreement. Pursuant to Section 4.02 of the FCX Intercreditor Agreement, effective as of the Effective Date, each of the FCX Pledge Agreements and the FCX Intercreditor Agreement shall be terminated and discharged and all security interests granted under the FCX Pledge Agreements shall be deemed automatically and permanently released and discharged; provided that all protections, exculpations and indemnities provided to Chemical Bank in its capacity as FCX Collateral Agent under the Credit Agreement (including without limitation under Article VIII and Section 10.4 thereof), the FCX Pledge Agreements and the FCX Intercreditor Agreement (including without limitation under Section 14 and Section 2.03, respectively, thereof) shall survive the Effective Date, the termination and discharge of each of the FCX Pledge Agreements and the FCX Intercreditor Agreement and release of the security interests under the FCX Pledge Agreements. Chemical Bank in its capacity as Collateral Agent (as defined in the FCX Pledge Agreements) shall execute and deliver such instruments as FCX shall reasonably request and shall deliver to FCX any and all Pledged Securities (as defined in the FCX Pledge Agreements) and any and all certificates or other instruments or documents representing the Collateral (as defined in the FCX Pledge Agreements) that were delivered to it pursuant to Section 2 of the FCX

                                       33

               Pledge Agreements, in order to release the Collateral (as defined in the FCX Pledge Agreements) to FCX as contemplated by Section 17 of the FCX Pledge Agreements and Section 4.02 of the FCX Intercreditor Agreement. Any such release shall be at the sole expense of FCX (including without limitation the reasonable fees, expenses and disbursements of counsel to Chemical Bank in connection therewith) and without recourse or liability to Chemical Bank whatsoever. Each Bank hereby approves the termination and discharge of the FCX Pledge Agreements and the FCX Intercreditor Agreement and the release of the security interests created under the FCX Pledge Agreements and authorizes Chemical Bank in its capacity as FCX Collateral Agent to release the Collateral as provided above.

                         SECTION 9. Calculation of Applicable Margin.
               Following the effectiveness of this Amendment as provided in
               Section 3, the Applicable Margin shall be deemed to have accrued (a) prior to the Effective Date, at the rates provided for in the Credit Agreement before giving effect to this Amendment, and (b) on and after the Effective Date, at the rates provided for in the Credit Agreement after giving effect to this Amendment.

                         SECTION 10. Authorization by Banks to Security Agent. Each of the Banks hereby authorizes the Security Agent (or its successor) to act on its behalf as Security Agent with full power of substitution to represent it in connection with:

                         (a) amendments to the following FI Security
                    Documents in connection with the FI Funding Date:

                              (i) the Amended and Restated Surat Kuasa
                         (Power of Attorney), set out in deed number 53;

                             (ii)  the Amended and Restated Fiduciary
                         Transfer of Assets (Penyerahan Hak Secara
                         Fidusia), set out in deed number 54;

                            (iii) the Amended and Restated Penyerahan Hak
                         Atas Tagihan (Fiduciary Assignment of Accounts Receivable), set out in deed number 55; and

                             (iv)  the Amended and Restated Power of
                         Attorney To Establish Fiduciary Transfer (Kuasa

                                          34

                         Untuk Memasang Penyerahan Hak Milik Fidusia), set out in deed number 56,

                    each dated July 7, 1995, and each passed before Arie Sutardjo, notary public in Jakarta, Indonesia. The FI Security Documents listed in this clause (a) will be amended to specifically provide that the increase of the Total Commitment under the Credit Agreement from $200,000,000 to $450,000,000, as provided for in
                    Sections 1(jj) and 4(a) of this Amendment, shall be entitled to the full benefits of the FI Security Documents; and

                         (b) the termination of the FCX Indonesian Pledge Agreement, set out in deed number 57 and dated July 7, 1995.

               For the purposes referred to in clauses (a) and (b) above, each Bank hereby authorizes the Security Agent to appear before any Indonesian notary, to execute and deliver any and all documents necessary or desirable in connection therewith, to receive deeds, agreements and other documents and instruments and to do and perform, without limitation, any of the foregoing and any other acts or things required, useful or necessary in connection therewith.

                         SECTION 11.  FI Borrowings under the Credit
               Agreement. FI acknowledges that it is not permitted to borrow under the Credit Agreement as amended by this Amendment until each of the conditions set forth in Section 6.1(b) of the Credit Agreement as amended by this Amendment has been satisfied.

                         SECTION 12. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                         SECTION 13. Expenses.  FI and FCX jointly and
               severally shall pay all out-of-pocket expenses incurred by the Agents in connection with the preparation of this Amendment, including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore, special counsel for the Agents, and Mochtar, Karuwin & Komar, special Indonesian counsel to the Agents.

                                   35

                         SECTION 14.  Headings.  The headings of this
               Amendment are for reference only and shall not limit or otherwise affect the meaning hereof.


                         IN WITNESS WHEREOF, the parties hereto have caused
               this Amendment to be executed by their duly authorized offi-cers or agents as of the date first above written.



                                        P.T. FREEPORT INDONESIA  COMPANY,

                                          by /s/ R. Foster Duncan
                                             ------------------------
                                             Name:   R. Foster Duncan
                                             Title: Treasurer


                                        FREEPORT-McMoRan COPPER & GOLD INC.,

                                          by /s/ R. Foster Duncan
                                             -------------------------
                                             Name:  R. Foster Duncan
                                             Title: Vice President and
                                                    Treasurer


                                        FIRST TRUST OF NEW YORK, NATIONAL
                                        ASSOCIATION, as FI Trustee and as
                                        Security Agent,

                                          by /s/ P. J. Crowley
                                             ---------------------
                                             Name:  P. J. Crowley
                                             Title: Vice President

                             36

                                        CHEMICAL BANK, individually and as
                                        Administrative Agent and
                                          FCX Collateral Agent,

                                          by /s/ James H. Ramage
                                             ----------------------
                                             Name:  James H. Ramage
                                             Title: Vice President


                                        THE CHASE MANHATTAN BANK (National
                                        Association), individually and as
                                        Documentary Agent,

                                          by /s/ James H. Ramage
                                             ----------------------
                                             Name:  James H. Ramage
                                             Title: Vice President


                                        ABN AMRO BANK N.V., HOUSTON AGENCY,

                                             by ABN AMRO NORTH AMERICA,
                                                INC., as Agent for ABN
                                                AMRO BANK N.V.,

                                          by /s/ H. Gene Shiels
                                             -------------------------
                                             Name:      H. Gene Shiels
                                             Title: Vice President and
                                                    Director

                                          by /s/ Mike Oakes
                                             -----------------
                                             Name:  Mike Oakes
                                             Title: Vice President

                             37

                                        ARAB BANKING CORPORATION (B.S.C.),

                                          by /s/ Stephen A. Plauche
                                             --------------------------
                                             Name:  Stephen A. Plauche
                                             Title: Vice President


                                        AUSTRALIA AND NEW ZEALAND BANKING
                                        GROUP LIMITED, CAYMAN ISLANDS
                                        BRANCH,

                                          by /s/ Paul Clifford
                                             ---------------------
                                             Name:  Paul Clifford
                                             Title: Vice President


                                        BANK AUSTRIA AKTIENGESELLSCHAFT,

                                          by /s/ Mark Nolan
                                             ---------------------
                                             Name:  Mark Nolan
                                             Title: Assistant Vice
                                             President

                                          by /s/ J. Anthony Seay
                                             -----------------------
                                             Name:  J. Anthony Seay
                                             Title: Vice President

                               38

                                        BANK OF AMERICA ILLINOIS,

                                          by /s/ Thomas H. Pearson
                                             ------------------------
                                             Name:  Thomas H. Pearson
                                             Title: Vice President


                                        BANK OF MONTREAL,

                                          by /s/ Michael P. Sassos
                                             -------------------------
                                             Name:  Michael P. Sassos
                                             Title: Director


                                        THE BANK OF NOVA SCOTIA,

                                          by /s/ F. C. H. Ashby
                                             ----------------------
                                             Name:  F. C. H. Ashby
                                             Title: Senior Manager
                                                    Loan Operations

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.
                                        HOUSTON AGENCY,

                                          by /s/ Tsuneo Kumada
                                             ---------------------
                                               Name:Tsuneo Kumada
                                              Title:General Manager



                                        BANQUE NATIONALE DE PARIS,

                                          by /s/ Aurora L. Abella
                                             -----------------------
                                             Name:  Aurora L. Abella
                                             Title: Vice President


                                        BANQUE PARIBAS,

                             39

                                          by /s/ Barton D. Schouest
                                             --------------------------
                                             Name:  Barton D. Schouest
                                             Title: Group Vice President

                                          by /s/ Marian Livingston
                                             -------------------------
                                             Name:  Marian Livingston
                                             Title: Vice President


                                        BARCLAYS BANK PLC,

                                          by /s/ Carol A. Cowan
                                             ---------------------
                                             Name:  Carol A. Cowan
                                             Title: Director


                                        CHRISTIANIA BANK OG KREDITKASSE,

                                          by /s/ William S. Phillips
                                             --------------------------
                                             Name:  William S. Phillips
                                             Title: Vice President

                                          by /s/ Jahn O. Roising
                                             ----------------------
                                             Name:  Jahn O. Roising
                                             Title: First Vice President


                                        DAI-ICHI KANGYO BANK, LTD.,

                                          by /s/ Mitsuaki Yamazaki
                                             -------------------------
                                             Name:  Mitsuaki Yamazaki
                                             Title: Vice President

                                 40

                                        DEUTSCHE BANK, AG, NEW YORK AND/OR
                                        CAYMAN ISLANDS BRANCHES,

                                          by /s/ Surendra V. Shah
                                             -----------------------
                                             Name:  Surendra V. Shah
                                             Title: Vice President

                                          by /s/ Kurt A. Schreder
                                             ------------------------
                                             Name:  Kurt A. Schreder
                                             Title: Associate

                                        DEUTSCHE BANK, AG, SINGAPORE
                                        BRANCH,

                                          by /s/ David Tan Tiat Hern
                                             ---------------------------
                                             Name:  David Tan Tiat Hern
                                             Title: Assistant General
                                                    Manager
                                          by /s/ Raymond Lee Weng Fatt
                                             --------------------------
                                             Name:  Raymond Lee Weng Fatt
                                             Title: Head, Credit
                                                    Department

                                        DRESDNER BANK AG, NEW YORK BRANCH
                                        AND GRAND CAYMAN BRANCH,

                                          by /s/ P. Douglas Sherrod
                                             --------------------------
                                             Name:  P. Douglas Sherrod
                                             Title: Vice President

                                          by /s/ Raymond F. Keenan
                                             ------------------------
                                             Name:  Raymond F. Keenan
                                             Title: Senior Vice President

                               41

                                        THE FIRST NATIONAL BANK OF CHICAGO,

                                          by /s/ George R. Schanz
                                             -----------------------
                                             Name:  George R. Schanz
                                             Title: Vice President


                                        FIRST NATIONAL BANK OF COMMERCE,

                                          by /s/ Nemesio J. Viso
                                             -----------------------
                                             Name:  Nemesio J. Viso
                                             Title: Assistant Vice
                                                    President

                                        THE FUJI BANK, LIMITED, HOUSTON
                                        AGENCY,

                                          by /s/ Yutaka Taniuchi
                                             -----------------------
                                             Name:  Yutaka Taniuchi
                                             Title: Joint General Manager


                                        HIBERNIA NATIONAL BANK,

                                          by /s/ Steven Nance
                                             -----------------------
                                             Name:  Steven Nance
                                             Title: Banking Officer


                                        THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED NEW YORK BRANCH,

                                          by /s/ Kensaku Iwata
                                             ----------------------------
                                             Name:  Kensaku Iwata
                                             Title: Senior Vice President

                                  42

                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LIMITED,

                                          by /s/ Satoru Otsubo
                                             ----------------------------
                                             Name:  Satoru Otsubo
                                             Title: Joint General Manager


                                        THE MITSUI TRUST AND BANKING
                                        COMPANY, LTD,

                                          by /s/ Margaret Holloway
                                             ------------------------
                                             Name:  Margaret Holloway
                                             Title: Vice President and
                                                    Manager


                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK,

                                          by /s/ Philip W. McNeal
                                             -----------------------
                                             Name:  Philip W. McNeal
                                             Title: Vice President


                                        NATIONAL WESTMINSTER BANK PLC,

                                          by /s/ Ian M. Plester
                                             ---------------------
                                             Name:  Ian M. Plester
                                             Title: Vice President


                                        NATIONAL WESTMINSTER BANK PLC
                                        (NASSAU BRANCH),

                                          by /s/ Ian M. Plester
                                             ------------------
                                             Name:  Ian M. Plester
                                             Title: Vice President

                                  43

                                        THE NORINCHUKIN BANK, NEW YORK
                                        BRANCH,

                                          by /s/ Takeshi Akimoto
                                             -----------------------
                                             Name:  Takeshi Akimoto
                                             Title: General Manager


                                        PT BANK NEGARA INDONESIA (PERSERO),

                                          by /s/ Dewa Suthapa
                                             ----------------------
                                             Name:  Dewa Suthapa
                                             Title: General Manager


                                        P.T. BANK RAKYAT INDONESIA
                                        (PERSERO),

                                          by /s/ Kemas M. Arief
                                             ---------------------
                                             Name:  Kemas M. Arief
                                             Title: General Manager

                                          by /s/ David W. Opdyke
                                             -----------------------
                                             Name:  David W. Opdyke
                                             Title: Deputy General
                                             Manager


                                        REPUBLIC NATIONAL BANK OF NEW YORK,

                                          by /s/ R. J. Ward
                                             -------------------
                                             Name:  R. J. Ward
                                             Title: Vice President
                                44

                                        THE ROYAL BANK OF SCOTLAND PLC,

                                          by /s/ Grant F. Stoddart
                                             ----------------------------
                                             Name:  Grant F. Stoddart
                                             Title: Senior Vice President
                                                and Manager


                                        THE SAKURA BANK, LIMITED, HOUSTON
                                        AGENCY,

                                          by /s/ Akira Hara
                                             -----------------------
                                             Name:  Akira Hara
                                             Title: General Manager


                                        THE SANWA BANK LIMITED, DALLAS
                                        AGENCY,

                                          by /s/ Toru Sakamuro
                                             ---------------------
                                             Name:  Toru Sakamuro
                                             Title: Vice President


                                        SOCIETE GENERALE, SOUTHWEST AGENCY,

                                          by /s/ Elizabeth W. Hunter
                                             ----------------------------
                                             Name:  Elizabeth W. Hunter
                                             Title: Vice President


                                        THE SUMITOMO BANK, LIMITED, HOUSTON
                                        AGENCY,

                                          by /s/ Harumitsu Seki
                                             ---------------------
                                             Name:  Harumitsu Seki
                                             Title: General Manager

                                 45

                                        THE TOKAI BANK, LIMITED,

                                          by /s/ Masahara Muto
                                             ----------------------
                                             Name:  Masahara Muto
                                             Title: Deputy General
                                                    Manager


                                        UNION BANK OF SWITZERLAND, HOUSTON
                                        AGENCY,

                                          by /s/ Dan O. Boyle
                                             ------------------------
                                             Name:  Dan O. Boyle
                                             Title: Managing Director


                                          by /s/ Finley Biggerstaff
                                             -----------------------
                                             Name:  Finley Biggerstaff
                                             Title: Assistant Treasurer



                                        WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE,

                                          by /s/ Richard R. Newman
                                             ------------------------
                                             Name:  Richard R. Newman
                                             Title: Vice President

                                          by /s/ R. Carino
                                             --------------------
                                             Name:  R. Carino
                                             Title: Vice President

                                 46

                                        YASUDA TRUST AND BANKING COMPANY,

                                          by /s/ Makoto Tagawa
                                             ----------------------
                                             Name:  Makoto Tagawa
                                             Title: Deputy General
                                             Manager




                                                                 SCHEDULE I





                                APPLICABLE MARGINS


                             FI Libor      FCX Libor  Commitment Fee
        Ratings                Spread        Spread     Percentage
        -----------------    --------      --------     ----------

        BBB/Baa2 or above     .500%         .625%       .175%

        BBB-/Baa3             .625%          .750%      .225%

        BB+/Ba1               .875%        1.000%       .300%

        BB/Ba2               1.250%        1.375%       .375%

        BB-/Ba3 or below     1.750%        1.875%       .500%


       (The ABR Spread under the Credit Agreement will not change)




                                                                SCHEDULE II




                             COMMITMENTS OF THE BANKS


                                             Applicable
            Bank                             Percentage         Commitment
            -------------------------        ----------         ----------
            THE CHASE MANHATTAN BANK
               (NATIONAL ASSOCIATION)             3.90%        $17,550,000
            BANK OF MONTREAL                      3.60%        $16,200,000
            BARCLAYS BANK PLC                     3.60%        $16,200,000
            DEUTSCHE BANK, AG, NEW YORK
               AND/OR CAYMAN ISLANDS
               BRANCHES, SINGAPORE BRANCH         3.60%        $16,200,000
            MORGAN GUARANTY TRUST COMPANY
            OF NEW YORK                           3.60%        $16,200,000
            NATIONAL WESTMINSTER BANK PLC         3.60%        $16,200,000
            THE BANK OF NOVA SCOTIA               3.60%        $16,200,000
            THE BANK OF TOKYO-MITSUBISHI,
            LTD. HOUSTON AGENCY                   3.60%        $16,200,000
            THE FIRST NATIONAL BANK OF
               CHICAGO                            3.60%        $16,200,000
            THE FUJI BANK, LIMITED, HOUSTON
               AGENCY                             3.60%        $16,200,000
            THE INDUSTRIAL BANK OF JAPAN,
            LIMITED NEW YORK BRANCH               3.60%        $16,200,000
            THE LONG-TERM CREDIT BANK OF
            JAPAN, LIMITED                        3.60%        $16,200,000
            THE SANWA BANK LIMITED,
               DALLAS AGENCY                      3.60%        $16,200,000
            THE SUMITOMO BANK, LIMITED,
               HOUSTON AGENCY                     3.60%        $16,200,000
            ABN AMRO BANK N.V., HOUSTON           2.50%        $11,250,000
               AGENCY
            ARAB BANKING CORPORATION
               (B.S.C)                            2.50%        $11,250,000
            AUSTRALIA AND NEW ZEALAND
               BANKING GROUP LIMITED,
               CAYMAN ISLANDS BRANCH              2.50%        $11,250,000
            BANQUE NATIONALE DE PARIS             2.50%        $11,250,000
            BANQUE PARIBAS, NEW YORK/CAYMAN
               ISLANDS BRANCHES                   2.50%        $11,250,000
            DAI-ICHI KANGYO BANK, LTD.            2.50%        $11,250.000
            DRESDNER BANK AG, NEW YORK
               BRANCH AND GRAND CAYMAN BRANCH     2.50%        $11,250,000
            THE NORINCHUKIN BANK, NEW YORK
            BRANCH                                2.50%        $11,250,000
            THE ROYAL BANK OF SCOTLAND PLC        2.50%        $11,250,000
            UNION BANK OF SWITZERLAND,
               HOUSTON AGENCY                     2.50%        $11,250,000
            BANK AUSTRIA
               AKTIENGESELLSCHAFT                 2.00%         $9,000,000
            CHRISTIANIA BANK OG KREDITKASSE       2.00%         $9,000,000
            P.T. BANK RAKYAT INDONESIA
               (PERSERO)                          2.00%         $9,000,000
            REPUBLIC NATIONAL BANK OF NEW
            YORK                                  2.00%         $9,000,000
            THE MITSUI TRUST AND BANKING
            COMPANY, LTD                          2.00%         $9,000,000
            THE SAKURA BANK, LIMITED,
               HOUSTON AGENCY                     2.00%         $9,000,000
            YASUDA TRUST AND BANKING
               COMPANY                            2.00%         $9,000,000
            FIRST NATIONAL BANK OF COMMERCE       1.50%         $6,750,000
            HIBERNIA NATIONAL BANK                1.50%         $6,750,000
            PT BANK NEGARA INDONESIA
               (PERSERO)                          1.50%         $6,750,000
            SOCIETE GENERALE, SOUTHWEST
               AGENCY                             1.50%         $6,750,000
            THE TOKAI BANK, LIMITED               1.50%         $6,750,000
            WESTDEUTSCHE LANDESBANK
               GIROZENTRALE                       1.50%         $6,750,000
            BANK OF AMERICA ILLINOIS              1.30%         $5,850,000
                                                 -----        ------------
                    TOTAL                           100       $450,000,000





                                                               SCHEDULE III





                    DESCRIPTION OF NEW INFRASTRUCTURE PROJECTS